Exhibit 99.1:  Certification of Periodic Reports

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Family Steak Houses of Florida, Inc.'s (the "Company") Quarterly Report on Form 10-Q for the period ending July 3, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glen F. Ceiley, Principal Executive Officer/Chairman of the Board of the
Company,  certify  pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that,:

     (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    August 15, 2002                By: /s/ Glen F. Ceiley
                                            ------------------------------------
                                            Glen F. Ceiley
                                            Principal Executive Officer/
                                            Chairman of the Board